Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 1, 2025, relating to the consolidated financial statements of Hesai Group as of and for the year ended December 31, 2024, appearing in the Annual Report on Form 20-F of Hesai Group for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

September 5, 2025